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                                                                   EXHIBIT 10.50


                                  PROVANT, INC.
                        67 BATTERYMARCH STREET, SUITE 400
                           BOSTON, MASSACHUSETTS 02110


                                  June 9, 2000
A. Carl von Sternberg
415 1/2 Prince Street
Alexandria, VA 22314

Dear Carl:

         This letter agreement (the "Agreement") among you (the "Employee"), PROVANT, Inc. ("PROVANT") and PROVANT's subsidiary, Star Mountain, Inc. (the "Company"), is intended to set forth the arrangements with respect to the termination of the Employee's employment with the Company.

        1. Effective March 29, 2000 the Employee resigned from the Executive Committee of the Board of Directors of PROVANT, and effective May 4, 2000 the Employee resigned as a member of the Board of Directors of PROVANT. Effective on the date hereof, the Employee hereby resigns as an officer and director of the Company and as an officer and director of any of PROVANT's other subsidiaries for which he serves in such capacities. The Employee hereby resigns effective July 31, 2000 (the "Termination Date") as an employee of the Company and from any other position that the Employee may hold with PROVANT or any of its subsidiaries (PROVANT and its subsidiaries, including the Company, are collectively referred to herein as the "PROVANT Group"). The Employee and the PROVANT Group acknowledge and agree that, although the Employee shall remain an employee of the Company until the Termination Date, he shall not, nor be required to, take any action on behalf of or have any duties to, any member of the PROVANT Group or provide any services to any member of the PROVANT Group (unless requested to do so in writing by an officer of a member of the PROVANT Group and then, only for such additional compensation as the Employee and such member may agree). The Employee further acknowledges and agrees that he is not authorized to incur any expenses on behalf of the Company and shall not be reimbursed for any such expenses unless such expenses are approved in advance and in writing by an officer of the Company.

         2. The Employee, the Company and PROVANT (collectively referred to as the "Parties") agree that the Employment Agreement dated as of May 4, 1998 between the Employee and the Company (the "Employment Agreement") is hereby terminated as of the Termination Date, except for the provisions of Sections 7 through 23, inclusive, of the Employment Agreement which shall remain in full force and effect. The Employee

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A. Carl von Sternberg
June 9, 2000
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acknowledges and agrees that he has received payment in full of all amounts due to the Employee from the PROVANT Group for accrued wages, benefits that are paid to him (including, without limitation, accrued, unused vacation leave, earned commissions, and scheduled advances) and any other payments, all as accrued through May 31, 2000, to which the Employee is entitled in connection with the Employee's employment with the Company, except for (i) salary for the pay period ended May 31, 2000 in the amount of $8,076.54 that will be paid on June 15, 2000 and (ii) accrued vacation leave through May 31, 2000 in the amount of $1,262.10.

        3. In consideration for the Employee's execution of and compliance with this Agreement, the Company agrees to continue to provide the Employee with the benefits described in the following subparagraphs (a), (b), (c) and (d):

         (a) From the date hereof through the Termination Date, the Company shall pay the Employee installments of the Employee's base salary at the rate currently in effect ($175,000 per year) on the same schedule as executives of the Company then receive regular salary payments.

         (b) The Employee shall continue to receive the benefits that he is currently entitled to receive under the Employment Agreement through the Termination Date, on which date all such benefits shall cease. These benefits will, as of July 31, 2000 include:

         (i)    vacation pay - $1,824.41;
         (ii)   holiday (7/4/00) - $673.12;
         (iii)  deferred compensation - 10% of salary;
         (iv)   car lease - $1,399.03 and use of the leased car;
         (v)    car insurance (2 cars) - $208.33;
         (vi)   recreational expenses (hunting, fishing, etc.) - $4,166.67; and
         (vii) premiums on all life insurance policies referred in Schedule 2 of the Employment Agreement (as already paid).

         PROVANT and the Company represent and warrant that life insurance premiums covering a period ending no earlier than the Termination Date have already been paid with respect to all insurance policies referred to in Schedule 2 to the Employment Agreement. All benefits described in this paragraph (b) shall be paid in accordance with the Company's normal procedures, but in no event later than ten (10) business days after the Termination Date.

         (c) After the Termination Date, the Company will offer the Employee the opportunity to continue to participate in its group medical insurance program (the "Health Plan") pursuant


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A. Carl von Sternberg
June 9, 2000
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to the health care continuation provisions of the federal COBRA law. The
Employee's eligibility to participate in and receive benefits under the Health Plan shall remain subject to the terms and conditions of the Health Plan.

         (d) PROVANT and the Company represent, warrant and covenant that the Employee is covered by the PROVANT's directors and officers liability insurance policy to the same extent as other directors of PROVANT who were or are officers of subsidiaries and that he will remain so covered as long as such insurance is maintained by PROVANT.

        4. The Employee agrees that all source code, object code, memoranda, notes, records, charts, reports, letters and other documents and software made, compiled, received, held or used by the Employee while employed by the Company, concerning any phase of the business of the Company or the PROVANT Group, are the property of the Company or the PROVANT Group, as the case may be, and, together with all reproductions or abstracts thereof and together with all Company or PROVANT Group credit cards and keys, will be returned to the Company on or before the Termination Date.

        5. The Employee hereby acknowledges and agrees that this Agreement is intended to be a complete and final settlement of any and all causes of action or claims that the Employee has had, now has or may now have, whether known or unknown against the PROVANT Group or any of the persons or entities specified below. Effective on the Effective Date (as defined in Section 13) and subject to the continued effectiveness of this Agreement), the Employee hereby, on behalf of the Employee, the Employee's executors, heirs, administrators, assigns and anyone else claiming by, through or under the Employee, waives, releases, covenants not to sue and forever discharges the PROVANT Group, its predecessors, successors, related corporations, subsidiaries, divisions and affiliated organizations, and each and all of their present and former officers, directors, shareholders, representatives, agents, promoters, employees and attorneys (hereinafter "PROVANT Releasees"), and each and all of them of, from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, demands and liabilities whatsoever of any name and nature, both in law and in equity (hereinafter "Claims") which the Employee now has, ever had, or may in the future have against each or any of the PROVANT Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including, but not limited to, any Claims arising out of, based upon or connected with the Employee's engagement and/or employment by the Company, the compensation, benefits and working conditions for that employment and/or the termination of that employment, the acquisition by PROVANT of Star Mountain, Inc., a Virginia corporation, pursuant to the Agreement and Plan of Merger dated as of May 4, 1998 among PROVANT, the Company, Star Mountain, Inc., a Virginia corporation, the Employee and


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A. Carl von Sternberg
June 9, 2000
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certain other individuals (the "Merger Agreement"), or any transactions related thereto, and any Claims that may exist under federal, state or local laws, including, but not limited to, any Claims based on race, disability, color, national origin, marital status, age or sex; provided, however, that nothing herein shall be construed as a waiver or release by the Employee of (i) any surviving indemnity obligations of the Company or PROVANT under the Merger Agreement or Section 10 of the Employment Agreement or (ii) any claims that the Employee may have for breach of this Agreement by the Company or PROVANT. The foregoing waiver and release includes, without limitation, a waiver and release of any rights and Claims that Employee may have under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq. (the "ADEA") (except that this Agreement does not waive or release any rights or claims under the ADEA that may arise after the execution of this Agreement or otherwise bar the Employee from challenging this Agreement's compliance with the provisions of 29 U.S.C. Section 627(f)(1)), the Fair Labor Standards Act, the state and local laws of Massachusetts and Virginia.

         6. PROVANT and the Company hereby acknowledge and agree that this Agreement is intended to be a complete and final settlement of any and all causes of action or claims that any member of the PROVANT Group has had, now has or may now have, whether known or unknown against the Employee or any of the persons or entities specified below. Effective on the Effective Date (as defined in Section 13) and subject to the continued effectiveness of the this Agreement, each of PROVANT (on behalf of itself and the other members of the PROVANT Group) and the Company for themselves and their past, present and future affiliates hereby waives, releases, covenants not to sue and forever discharges the Employee and the Employee's executors, heirs, administrators and assigns (collectively, the "Employee Releasees"), and each and all of them of, from and with respect to any and all Claims which any member of the PROVANT Group (including PROVANT and the Company) now has, ever had, or may in the future have against each or any of the Employee Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including, but not limited to, any Claims arising out of, based upon or connected with the Employee's engagement and/or employment by the Company, the acquisition by PROVANT of Star Mountain, Inc., a Virginia corporation, pursuant to the Merger Agreement, any transactions related thereto or any Claims that may exist under federal, state or local laws; provided, however, that nothing herein shall be construed as a waiver or release by either PROVANT or the Company of
(i) any surviving indemnity obligations of the Employee Releasees under the Merger Agreement, (ii) any claims or rights under the provisions of Sections 7, 8 or 9 of the Employment Agreement, (iii) any claims or rights under the Employee's Non-Competition and Non-Disclosure Agreement dated May 4, 1998 (the "Non-


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A. Carl von Sternberg
June 9, 2000
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Comp. Agreement"), (iv) any claims for theft or embezzlement in connection with the Employee's employment by the Company or (v) any claims for personal charges made on the Employee's corporate credit card since April 1, 2000.

        7. Unless previously disclosed by any member of the PROVANT Group, the Employee hereby agrees not to disclose to any person (except the Employee's spouse, attorney or financial advisor), organization or agency the terms of this Agreement except as required by law and then only after notice is given by the Employee or the Employee's attorney to the Company such that, where feasible, the Company will have a reasonable prior opportunity to oppose such disclosure. The Employee also acknowledges and agrees that the restrictions against disclosure and use of confidential and/or proprietary information set forth in
Section 8 of the Employment Agreement shall survive the Termination Date and shall remain in full force and effect. The Employee further acknowledges and agrees that the non-competition and non-solicitation restrictions set forth in
Section 7 of the Employment Agreement shall survive the Termination Date and remain in full force and effect until May 4, 2003. The Employee hereby reaffirms the Employee's obligations under Sections 7 and 8 of the Employment Agreement. The Employee further acknowledges and agrees that the non-competition, non-solicitation and non-disclosure restrictions set forth in the Non-Comp. Agreement remain in full force and effect until May 4, 2003. PROVANT and the Company reaffirm the Employee's continuing right to own and manage Allen Corporation, so long as Allen Corporation does not engage in conduct that would violate Section 7 of the Employment Agreement or Section 1 of the Non-Comp. Agreement.

        8. The Company and the Employee each agree with the other not to discuss with any person or entity the circumstances surrounding the Employee's employment with or separation from the Company, except to the extent required by law. The Employee agrees not to make any adverse remarks whatsoever concerning the business, operations, strategies, policies, prospects, affairs and financial condition of the Company. The Company agrees that it will not make any adverse remarks whatsoever concerning the Employee and that it will instruct its officers not to make any adverse remarks whatsoever concerning the Employee. The Company and the Employee agree that any public disclosure of this Agreement or of the circumstances of the Employee's departure from the Company shall be agreed upon by both parties prior to its disclosure, other than disclosure required by law, including, without limitation, applicable securities laws. Nothing in this Section 8 shall limit the right of the Employee to discuss any matters mentioned in this Section 8 with his spouse or any professional advisor.

        9. It is expressly understood and agreed that by entering into this Agreement, the Company in no way thereby admits that it unlawfully or wrongfully discriminated against the Employee due to the Employee's age or status or otherwise treated the Employee unlawfully.


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A. Carl von Sternberg
June 9, 2000
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       10. All payments to be made to the Employee and benefits to be made available to the Employee in accordance with the terms of this Agreement, and the performance by the Company of its other obligations hereunder, shall be conditioned on the Employee's continued compliance with the covenants set forth in this Agreement and the surviving provisions of the Employment Agreement. The performance by the Employee of his obligations hereunder shall be conditioned on the PROVANT Group's continued compliance with the covenants set forth in this Agreement and the surviving portions of the Employment Agreement and the Merger Agreement. Nothing in this Section 10, however, shall affect the releases of the parties in Sections 5 and 6 of this Agreement.

       11. The Company and the Employee agree that irreparable damages would occur in the event that Sections 4, 5, 6, 7 and 8 of this Agreement are not performed by the party obligated thereunder in accordance with their specific terms. It is accordingly agreed that the other party will be entitled to an injunction or injunctions to prevent breaches of the party obligated thereunder and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

       12. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, then at the election of the party primarily benefitted by such term or provision, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

       13. The Employee acknowledges that the Employee has been given a full and fair opportunity to consider this Agreement, that he understands the provisions of this Agreement, and that his acceptance and execution of this Agreement are knowing and voluntary. The Employee is hereby advised to consult with an attorney before signing this Agreement and, by the Employee's signature below, the Employee acknowledges that the Employee has consulted with an attorney before signing this Agreement. From the date that the Employee receives this Agreement, the Employee has twenty-one (21) days to consider it. Should the Employee decide to sign the Agreement, the Employee has seven (7) days following the signing to revoke the Agreement, and the Agreement will not become effective and enforceable until the eighth (8th) day after the Employee signs this Agreement, provided that before such day the Employee has not revoked this Agreement (the "Effective Date"). Should the Employee either decide not to sign this Agreement or should the Employee sign it and elect to revoke it during the seven (7) day revocation period, then this Agreement shall be null and void.


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A. Carl von Sternberg
June 9, 2000
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       14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of law principles. The obligations of the Company and the Employee hereunder shall inure to the benefit of and be binding on the respective heirs, personal representatives, successors and assigns of the Parties. This Agreement embodies the entire agreement and understanding between the Employee and the PROVANT Group (including PROVANT and the Company) concerning the Employee's employment and the termination thereof and incorporates and supersedes all other agreements with regard to the Employee's employment and the termination thereof. This Agreement shall not affect the Employee's or any member of the PROVANT Group's surviving obligations under the Employment Agreement, the Merger Agreement, the Employee's Investment Representation Letter to PROVANT dated May 4, 1998 and the Non-Comp. Agreement.

       15. This Agreement may be amended or modified only upon the written mutual consent of the Parties.

         If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter, whereupon this letter and such copy will constitute a binding agreement under seal between you and each member of the PROVANT Group on the basis set forth above.

                              Very truly yours,

                              PROVANT, INC., for itself and on behalf of
                                  the PROVANT Group


                              By: /s/ Curtis M. Uehlein
                                  ---------------------------------------------
                                  Name: Curtis M. Uehlein
                                  Title:  President and Chief Executive Officer


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A. Carl von Sternberg
June 9, 2000
Page 8

                              STAR MOUNTAIN, INC.


                              By: /s/ Timothy S. Schimkus
                                  ---------------------------------------------
                                  Name:  Timothy S. Schimkus
                                  Title:  Treasurer


Agreed to and accepted this
____ day of __________, 2000:


/s/ A. Carl von Sternberg
-------------------------------
A. Carl von Sternberg


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